UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 31, 2022 (March 25, 2022)

Date of Report (Date of earliest event reported)

TERRAN ORBITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40170	98-1572314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip code)

(561) 988-1704

(Registrant’s telephone number, including area code)

Tailwind Two Acquisition Corp.

150 Greenwich Street, 29th Floor

New York, New York 10006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Terran Orbital Corporation (f/k/a Tailwind Two Acquisition Corp. and referred to herein as the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 28, 2022 (the “Original Form 8-K”). The purpose of this Amendment is to update the previous disclosure in this Introductory Note and to add the required disclosure under Items 2.01, 5.01, 5.02, 5.05, 5.06 and 9.01 of Form 8-K with respect to the closing of the Business Combination (as defined below) described in the Original Form 8-K and this Amendment.

Terms used in this Amendment but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Original Form 8-K or, if not defined in the Original Form 8-K, the Proxy Statement/Prospectus (as defined below) and such definitions are incorporated herein by reference.

This Amendment incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in the Original Form 8-K or this Amendment and the information contained in such prior reports and documents and incorporated by reference herein, the information in the Original Form 8-K, as amended by this Amendment controls.

Domestication and Merger Transaction

As previously announced, Tailwind Two Acquisition Corp. (“Tailwind Two” and, after the Domestication as described below, “Terran Orbital”), a Cayman Islands exempted company, previously entered into an Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022 (as so amended, the “Merger Agreement” or the “Business Combination Agreement”), by and among Tailwind Two, Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Terran Orbital Corporation, a Delaware corporation (“Old Terran Orbital”, which after the Merger (as defined below) was renamed Terran Orbital Operating Corporation).

On March 25, 2022, Tailwind Two, Merger Sub and Old Terran Orbital entered into an Acknowledgement and Waiver that waived the condition in the Merger Agreement that Tailwind Two shareholders shall not have elected to redeem greater than 85% of the shares of Tailwind Two Class A ordinary shares pursuant to the Acquiror Shareholder Redemption prior to the effectiveness of the Domestication (as defined below).

On March 25, 2022, as contemplated by the Merger Agreement and described in the section titled “Proposal No. 2 - The Domestication Proposal” beginning on page 157 of the final prospectus and definitive proxy statement, dated February 14, 2022 (the “Proxy Statement/Prospectus”) and filed with the SEC, Tailwind Two filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Tailwind Two was domesticated and continued as a Delaware corporation (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (i) all of the outstanding shares of Tailwind Two were converted into Terran Orbital’s common stock, par value $0.0001 per share (the “Terran Orbital Common Stock”) and (ii) each issued and outstanding whole warrant to purchase Tailwind Two Class A ordinary shares was converted into a warrant to purchase one share of Terran Orbital Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Tailwind Two Warrant Agreement, dated as of March 9, 2021, between Tailwind Two and Continental Stock Transfer & Trust Company.

As previously reported on the Current Report on Form 8-K filed with the SEC on March 22, 2022, Tailwind Two held an extraordinary general meeting, at which Tailwind Two’s shareholders voted to approve the proposals outlined in the Proxy Statement/Prospectus, including, among other things, the adoption of the Merger Agreement and the Domestication. On March 25, 2022, as contemplated by the Merger Agreement and described in the section titled “Proposal No. 1 - The Business Combination Proposal” beginning on page 111 of the Proxy Statement/Prospectus, Terran Orbital consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Old Terran Orbital, the separate corporate existence of Merger Sub ceasing and Old Terran Orbital being the surviving corporation and a wholly-owned subsidiary of Terran Orbital (the “Merger” and, together with the Domestication, the “Business Combination”). At the effective time in connection with the Merger, Tailwind Two changed its name to “Terran Orbital Corporation”.

At the effective time, each outstanding share of Terran Orbital (including shares of Old Terran Orbital common stock issued and outstanding as of immediately prior to the effective time pursuant to the Terran Orbital Preferred Stock Conversion and the Terran Orbital Warrant Settlement, in each case after giving effect thereto, and other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) was automatically converted into the right to receive a number of shares of Terran Orbital Common Stock, outstanding Old Terran Orbital options to purchase shares of Old Terran Orbital (whether vested or unvested) were exchanged for comparable options to purchase Terran Orbital Common Stock and the outstanding and unvested restricted stock units of Old Terran Orbital were cancelled in exchange for comparable restricted stock unit awards to be settled in shares of Terran Orbital Common Stock, in each case, based on the final exchange ratio of 27.585069, which was calculated as set forth in the Proxy Statement/Prospectus.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibits 2.1, 2.2 and 2.3 and is incorporated herein by reference.

PIPE Financing (Private Placement)

As previously announced, on October 28, 2021, concurrently with the execution of the Merger Agreement, Tailwind Two entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) and an affiliate of Mr. Daniel Staton, a director and shareholder of Terran Orbital (the “Insider PIPE Investor”, and together with the PIPE Investors, the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and Tailwind Two agreed to issue and sell to such Investors, immediately prior to the Closing, an aggregate of 5,080,409 shares of Tailwind Two Class A ordinary shares for a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $50.8 million (the “PIPE Financing”). The PIPE Financing was consummated substantially concurrently with the Closing.

As described above, upon the effective time, all of the outstanding shares of Tailwind Two were converted into Terran Orbital Common Stock. Immediately after giving effect to the redemption of Class A ordinary shares of Tailwind Two in connection with the Business Combination, the Business Combination, the PIPE Investment, the issuance of Terran Orbital Common Stock to Old Terran Orbital stockholders pursuant to the Merger Agreement, and the issuance of Terran Orbital Common Stock to the Debt Providers (as defined below) pursuant to the Stock and Warrant Purchase Agreement (as defined below), there were 137,295,455 shares of Terran Orbital Common Stock issued and outstanding, which were beneficially owned as follows: (1) 82.2% by Old Terran Orbital stockholders, (2) 6.1% by the Debt Providers, (3) approximately 5.9% by the Tailwind Two Sponsor LLC (the “Tailwind Two Sponsor”), (4) 3.7% by the PIPE Investors, and (5) 2.1% by Tailwind Two’s public shareholders. In addition, upon the consummation of the Business Combination, Tailwind Two’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange (the “NYSE”), and Terran Orbital’s Common Stock and warrants began trading on March 28, 2022 on the NYSE under the symbols “LLAP” and “LLAP WS,” respectively.

Investor Rights Agreement and Amendment

Concurrently with the execution of the Merger Agreement, Old Terran Orbital, Tailwind Two, the Tailwind Two Sponsor, Tommy Stadlen, certain of Old Terran Orbital’s stockholders and other parties thereto, including Daniel Staton, Lockheed Martin (as defined below), Beach Point (as defined below) and Francisco Partners (as defined below), entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, such parties were granted certain customary registration rights with respect to their respective Registrable Securities (as defined in the Investor Rights Agreement), in each case, on the terms and subject to the conditions set forth therein. The Investor Rights Agreement provides that Terran Orbital will grant the investors party thereto certain customary registration rights. Terran Orbital will, within 45 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of Terran Orbital Common Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof and will not be subject to any form of monetary penalty for its failure to do so; provided however that other than Francisco Partners, and subject to certain exceptions (including as discussed below), the investors shall be subject to a six month lock-up after the consummation of the Business Combination.

On March 25, 2022, Old Terran Orbital, Tailwind Two, the Tailwind Two Sponsor, Tommy Stadlen, certain of Old Terran Orbital’s stockholders and other parties thereto entered into that certain First Amendment to Investor Rights Agreement (the “Investor Rights Agreement Amendment”), which amended the Investor Rights Agreement lockup to provide that an additional 2,400,000 shares of Terran Orbital Common Stock issued to affiliates of Beach Point (as defined below) shall not be subject to the lockup. Following the consummation of the Business Combination, approximately 82.7% of the New Terran Common Stock is subject to the Investor Rights Agreement lockup.

The foregoing description of the Investor Rights Agreement and Investor Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by the full text of the Investor Rights Agreement and Investor Rights Agreement Amendment, which are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Sponsor Letter Agreement and Amendment

Concurrently with the execution of the Business Combination Agreement, (a) Tailwind Two, (b) the Tailwind Two Sponsor, (c) Old Terran Orbital and (d) each of Philip Krim, Chris Hollod, Matthew Eby, Tommy Stadlen, Wisdom Lu, Boris Revsin and Michael Kim, each of whom is a member of the Tailwind Two Board and/or management (collectively, the “Insiders”), entered into the Sponsor Letter Agreement, pursuant to which, among other things, the Tailwind Two Sponsor and Tommy Stadlen agreed to: (i) vote in favor of each of the transaction proposals to be voted upon at the Extraordinary General Meeting, including approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger); (ii) waive any adjustment to the conversion ratio set forth in the governing documents of Tailwind Two or any other anti-dilution or similar protection with respect to Tailwind Two (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); (iii) be bound by certain transfer restrictions with respect to his, her or its shares in Tailwind Two prior to the Closing; and (iv) agreed to be bound by certain covenants and agreements set forth in the Business Combination Agreement. In addition, pursuant to the Sponsor Letter Agreement, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, each of Tailwind Two, the Tailwind Two Sponsor and the Insiders have agreed to terminate the lock-up provisions in respect of the Tailwind Two Class B Ordinary Shares that are set forth in Section 5(a) of that certain letter agreement, dated as of March 4, 2021, by and among Tailwind Two, the Tailwind Two Sponsor and the Insiders, which included, among other restrictions, a one year lock-up restriction on the Tailwind Two Class B Ordinary Shares following an initial business combination (subject to certain exceptions). Following the consummation of the Business Combination, the Tailwind Two Sponsor became subject to the lock-up provisions described in the Investor Rights Agreement. The Tailwind Two Sponsor and Tommy Stadlen collectively currently hold 8,100,000 shares of New Terran Common Stock and 7,800,000 private placement warrants.

On March 25, 2022, Tailwind Two, the Tailwind Two Sponsor, Old Terran Orbital and the Insiders entered into that certain Amendment to the Sponsor Letter Agreement (the “Sponsor Letter Agreement Amendment”), which amended the Sponsor Letter Agreement to, among other things, forfeit 525,000 shares of Tailwind Two common stock (which were subsequently issued by Terran Orbital to certain of the Debt Providers immediately following the Closing pursuant to the Stock and Warrant Purchase Agreement) and terminate that certain Registration and Shareholder Rights Agreement, dated as of March 9, 2021, by and among the holders party thereto and Tailwind Two.

The foregoing description of the Sponsor Letter Agreement and Sponsor Letter Agreement Amendment do not purport to be complete and are qualified in their entirety by the full text of the Sponsor Letter Agreement and Sponsor Letter Agreement Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Old Terran Orbital Holder Support Agreements and Amendments

Concurrently with the execution of the Merger Agreement, certain equityholders and noteholders of Old Terran Orbital (collectively, the “Old Terran Orbital Holders”) entered into transaction support agreements (collectively, the “Old Terran Orbital Holder Support Agreements”) with Tailwind Two and Old Terran Orbital, pursuant to which the Old Terran Orbital Holders agreed to, among other things, (i) consent to and vote in favor of the Merger Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.

Affiliates of Lockheed Martin Corporation (“Lockheed Martin”) and Beach Point Capital Management (“Beach Point” and together with Lockheed Martin and Francisco Partners, the “Debt Providers”), each of which are noteholders of Old Terran Orbital, each further agreed, conditional upon certain other events, pursuant to the Old Terran Orbital Holder Support Agreements to, at their option, (a) exchange up to $25.0 million (in the case of Lockheed Martin) and $25.0 million (in the case of Beach Point) of aggregate principal amount of senior secured notes due 2026 (the “Existing Notes”) outstanding issued by Old Terran Orbital pursuant to the Note Purchase Agreement, dated as of March 8, 2021, by and among Old Terran Orbital, the guarantors party thereto, the purchasers party thereto and

Lockheed Martin, as authorized representative (as amended, the “Existing Note Purchase Agreement”), for the same principal amount of debt to be issued under, and governed by, a new loan agreement or note purchase agreement or (b) keep outstanding such amounts (up to $25.0 million (in the case of Lockheed Martin) and $25.0 million (in the case of Beach Point) of aggregate principal amount of Existing Notes outstanding) under the Existing Note Purchase Agreement, in each case of (a) or (b), such debt shall have substantially similar terms as the terms of the Francisco Partners Facility (as defined below), except that such replacement loans or notes will not have call protection ((a) and/or (b) collectively, the “Debt Rollover”). The $25.0 million Debt Rollover from Beach Point was available upon the Closing, and up to $25.0 million Debt Rollover from Lockheed Martin was available ratably with the availability of the Conditional Notes (as defined below) depending on the percentage of Tailwind Two Class A ordinary shares that are redeemed by shareholders in connection with the Business Combination.

On March 25, 2022, Old Terran Orbital entered into amendments to the Old Terran Orbital Holder Support Agreement with (i) affiliates of Lockheed Martin and (ii) affiliates of Beach Point, respectively (collectively, the “Old Terran Orbital Holder Support Agreement Amendments”), to, among other things, (i) permit the FP NPA Amendment No. 2 (as defined below) and the aggregate principal amount of the notes issued and to be issued under the FP Note Purchase Agreement (as defined below) on or prior to the closing date of the Merger to be reduced from $150 million to $119 million and (ii) with respect to the Old Terran Orbital Holder Support Agreement Amendment with Beach Point, (v) increase the principal amount of debt to be issued or continued pursuant to the Debt Rollover by Beach Point from $25 million to approximately $31.3 million, (w) provide for payment subordination of the debt to be issued or continued pursuant to the Debt Rollover by Beach Point to the Francisco Partners Facility (as defined below) (the “BP Subordination”), (x) increase the interest rate on the debt to be issued or continued pursuant to the Debt Rollover by Beach Point by 2.0% per annum payable in kind, (y) provide that Beach Point would receive an additional 2,400,000 shares of Terran Orbital Common Stock (the “Additional BP Shares”) and (z) change the timing of quarterly interest payments payable on the debt pursuant to the Debt Rollover to May 15th, August 15th, November 15th and February 15th of each calendar year, with the first such interest payment required to be made on May 15, 2022.

Upon funding of the Pre-Combination Notes (as defined below) on November 24, 2021, each of Lockheed Martin and Beach Point received from Old Terran Orbital penny warrants to purchase shares of common stock of Old Terran Orbital equal to 0.25% of the fully diluted shares of Old Terran Orbital on the same valuation and terms and conditions as provided to Francisco Partners in connection with the Pre-Combination Notes, exercisable only in the event that the Business Combination was not consummated. Upon the consummation of the Business Combination, such warrants terminated. Pursuant to that certain Stock and Warrant Purchase Agreement, dated as of March 25, 2022, by and among Tailwind Two, and affiliates of Lockheed Martin, Beach Point and Francisco Partners (as defined below) (the “Stock and Warrant Purchase Agreement”), as an inducement for consummating the Debt Rollover and the BP Subordination, each of Lockheed Martin and Beach Point received (1) 386,946 shares of Terran Orbital Common Stock equal to approximately 0.25% of the fully diluted shares of Terran Orbital Common Stock as of immediately following the Closing plus (2) 1,381,951 warrants to purchase Terran Orbital Common Stock with respect to approximately 0.83333% of the fully diluted shares of Terran Orbital Common Stock as of immediately following the Closing at a strike price of $10.00 per share (the “LM/BP Terran Warrants”), plus (3), in the case of Beach Point, the Additional BP Shares, in each case in accordance with the terms of the Stock and Warrant Purchase Agreement.

The foregoing descriptions of each of the Old Terran Holder Orbital Support Agreements, the Old Terran Orbital Holder Support Agreement Amendments and the Stock and Warrant Purchase Agreement do not purport to be complete and is qualified in their entirety by the full text of the form of Old Terran Orbital Holder Support Agreements, the Old Terran Orbital Holder Support Agreement Amendments and the Stock and Warrant Purchase Agreement, which are attached hereto as Exhibits 10.5, 10.6, 10.7 and 4.5, respectively, and are incorporated herein by reference.

Amendment to Existing Note Purchase Agreement

Pursuant to the terms of the relevant Old Terran Orbital Holder Support Agreements, on November 24, 2021 Lockheed Martin and Beach Point entered into the fifth amendment to the Existing Note Purchase Agreement (the “Fifth Amendment”) pursuant to which, as Required Purchasers under and as defined in the Existing Note Purchase Agreement, they, among other things, consented to Old Terran Orbital incurring obligations related to the Pre-Combination Notes (as defined below) under the FP Note Purchase Agreement (as defined below), aligning cash interest payments prior to March 8, 2024 with the terms of cash interest payments under the FP Note Purchase Agreement and the entry into a first lien intercreditor agreement. As previously disclosed on March 15, 2022, on March 9, 2022, the parties entered into the sixth amendment to Note Purchase Agreement (“Existing NPA Amendment No. 6”). Pursuant to the Existing NPA Amendment No. 6, the parties agreed, among other things, to consent to Old Terran Orbital incurring an additional $24.0 million of notes under the FP Note Purchase Agreement prior to the closing date of the Merger.

On March 25, 2022, Lockheed Martin and Beach Point entered into the seventh amendment to the Existing Note Purchase Agreement (the “Seventh Amendment”) to effect the Debt Rollover as contemplated in the Old Terran Orbital Holder Support Agreements, as amended, pursuant to which, among other things, (i) $25 million principal amount of the Existing Notes held by Lockheed Martin and approximately $31.3 principal amount of the Existing Notes held by Beach Point are continued and kept outstanding under the Existing Note Purchase Agreement, as so amended (the Existing Notes so continued, the “Rollover Notes”), (ii) the Existing Notes other than the Rollover Notes are repaid in full, (iii) the terms of the Existing Note Purchase Agreement are amended to have substantially similar terms as the terms of the Francisco Partners Facility, except that the Rollover Notes do not have call protection and were issued without original issue discount, and the Rollover Notes held by Beach Point bear an interest rate of 11.25% per annum, including 9.25% payable in cash and 2.0% payable in kind, and (iv) the interest payment dates following the Seventh Amendment effective date are moved from the last business day of each quarter to May 15, August 15, November 15 and February 15 of each year.

The description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by the full text of the Seventh Amendment, which is attached hereto as Exhibit 10.21 and is incorporated herein by reference.

Francisco Partners Note Purchase Agreement

On November 24, 2021 (the “FP NPA Closing Date”), Old Terran Orbital entered into a note purchase agreement (the “FP Note Purchase Agreement”) with Wilmington Savings Fund Society, FSB, as agent, certain managed funds, affiliates, financing parties or investment vehicles of FP Credit Partners, L.P. (“Francisco Partners”), as the purchasers, and the guarantors from time to time party thereto to provide for the issuance and sale of senior secured notes in an aggregate principal amount up to $150.0 million (the “Francisco Partners Facility”), consisting of (i) $30.0 million of senior secured notes which were drawn on the FP NPA Closing Date (the “Pre-Combination Notes”) and (ii) up to an additional $120.0 million senior secured notes that are drawable at Closing (the “Combination Notes”), up to $100.0 million of which would be available in whole or in part (the “Conditional Notes”) depending on the percentage of Class A ordinary shares of Tailwind Two that are redeemed by shareholders in connection with the Business Combination. The other $20.0 million of the Combination Notes would be available at Closing regardless of the percentage of Class A ordinary shares of Tailwind Two that are redeemed. The Francisco Partners Facility has (i) a five-year maturity, bearing interest at a rate of 9.25% per annum (subject to increase in the event that (i) the Merger Agreement was terminated or (ii) the Business Combination failed to occur by the later of (x) April 28, 2022 and (y) to the extent extended pursuant to the Merger Agreement to a date no later than May 16, 2022, the Termination Date (as defined in the Merger Agreement as amended) (an “Enhanced Protection Event”)), (ii) an original issue discount (OID) of $5.0 million, which was paid on the FP NPA Closing Date and (iii) call protection. The availability of the Combination Notes was subject to the satisfaction of certain conditions as set forth in the FP Note Purchase Agreement.

The obligations of Old Terran Orbital under the Francisco Partners Facility are guaranteed by Tyvak Nano-Satellite Systems, Inc., and PredaSAR Corporation as of the FP NPA Closing Date, and will be guaranteed by each wholly-owned U.S. subsidiary established, created or acquired by Old Terran Orbital after the FP NPA Closing Date and by Terran Orbital following the consummation of the Business Combination (the “Guarantors”), subject to certain exceptions. The obligations are secured by substantially all assets of Old Terran Orbital and the Guarantors, subject to customary exceptions.

The Francisco Partners Facility requires Old Terran Orbital and its subsidiaries to make certain mandatory prepayments, with (i) 100% of net cash proceeds of all non- ordinary course asset sales or other dispositions of property and any extraordinary receipts, subject to the ability to reinvest such proceeds and certain other exceptions, and (ii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted by the FP Note Purchase Agreement. Old Terran Orbital may prepay the Francisco Partners Facility at any time (i) in whole or in part if an Enhanced Protection Event has not occurred subject to payment of customary breakage costs and a customary make-whole premium for any voluntary prepayment prior to the date that is 12 months following the FP NPA Closing Date (the “Callable Date”), followed by a call premium of (x) 3.0% on or prior to the first anniversary of the Callable Date, (y) 2.00% after the first anniversary but on or prior to the second anniversary of the Callable Date, and (z) thereafter at par and (ii) in whole if an Enhanced Protection Event has occurred, subject to payment of customary breakage costs and a customary make-whole premium for any voluntary prepayment prior to the maturity date.

The Francisco Partners Facility contains certain customary affirmative covenants, negative covenants and events of default. In addition, on the FP NPA Closing Date but before giving effect to entry into the FP NPA Amendment No. 2 (as defined below), commencing with the first fiscal quarter ending after the Closing Date, the Francisco Partners Facility had a liquidity maintenance financial covenant that, subject to certain conditions, requires that as of the last day of each fiscal quarter, Terran Orbital, Old Terran Orbital and its subsidiaries have an aggregate amount of unrestricted cash and cash equivalents of at least the greater of (a) $20.0 million and (b) an amount equal to 15% of the total funded indebtedness of Terran Orbital, Old Terran Orbital and its subsidiaries.

As previously disclosed on March 15, 2022, on March 9, 2022, the parties entered into Amendment No 1. to the FP Note Purchase Agreement (“FP NPA Amendment No. 1”). Pursuant to the FP Amendment No. 1, the parties agreed, among other things, to (i) permit the issuance and sale of an aggregate principal amount of $24.0 million of senior secured notes on March 9, 2022, (ii) increase the principal amount of senior secured notes that may be issued under the FP Note Purchase Agreement to up to $154.0 million and (iii) with respect to the issuance of the Conditional Notes, delete the condition that the Net Debt (as defined in the FP Note Purchase

Agreement) equal $40.0 million or less and added the condition that Tailwind Two’s public shareholders shall not have elected to redeem a number of Tailwind Two’s Class A ordinary shares, that would result in greater than 85% of the aggregate number of Class A ordinary shares outstanding being redeemed (the “Redemption Condition”).

On March 25, 2022, the parties entered into Amendment No 2. to the FP Note Purchase Agreement (“FP NPA Amendment No. 2”). Pursuant to the FP Amendment No. 2, the parties agreed, among other things, to (i) remove the Redemption Condition, (ii) reduce the amount of the Conditional Notes that shall be issued on the closing date of the Merger from up to $100.0 million to a fixed amount of $65.0 million, as a result of which the aggregate principal amount of the senior secured notes issued under the FP Note Purchase Agreement as of the closing date of the Merger (excluding any interest paid in kind) shall be $119.0 million, (iii) permit the amount of the Debt Rollover by Beach Point to increase from $25 million to approximately $31.3 million, (iv) modify the minimum cash covenant from greater of (a) $20.0 million and (b) an amount equal to 15% of the total funded indebtedness to (x) $20.0 million in the case of the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022, (y) $10.0 million in the case of the fiscal quarter ending December 31, 2022 and (y) thereafter, $20.0 million plus 15% of the total funded indebtedness other than, among others, the Debt Rollover and the indebtedness under the FP Note Purchase Agreement, (v) add a new financial covenant requiring Terran Orbital, Old Terran Orbital and its subsidiaries to have a minimum consolidated EBITDA of at least $0 commencing from the fiscal quarter ending December 31, 2023, which test commencement date may be postponed to the extent Terran Orbital meets certain equity raise milestones, (vi) conformed the scheduled maturity date to that of the Existing Note Purchase Agreement to April 1, 2026 and (vi) change the timing of quarterly interest payments to May 15th, August 15th, November 15th and February 15th of each calendar year, with the first such interest payment required to be made on May 15, 2022. Further, Beach Point entered into the BP Subordination as described above.

Upon funding of the Pre-Combination Notes on November 24, 2021, certain affiliates of Francisco Partners received from Old Terran Orbital penny warrants, exercisable only in the event that the Business Combination was not consummated, to purchase shares of common stock of Old Terran Orbital equal, in the aggregate, to 1.5% of the fully diluted shares of Old Terran Orbital. Upon the consummation of the Business Combination, such warrants terminated. Pursuant to the terms of the Stock and Warrant Purchase Agreement and as an inducement for entering into the FP Note Purchase Agreement, as amended by FP NPA Amendment No. 1 and FP NPA Amendment No. 2, and consummating the transactions contemplated thereby, certain affiliates of Francisco Partners were issued, immediately following the Closing, (1) 2,321,677 shares of Terran Orbital Common Stock equal to approximately 1.5% of the fully diluted shares of Terran Orbital Common Stock outstanding as of immediately following the Closing, (2) an additional 1.0 million shares of Terran Orbital Common Stock, plus (3) an additional 1,925,000 shares of Terran Orbital Common Stock. In addition, pursuant to the Stock and Warrant Purchase Agreement, certain affiliates of Francisco Partners were issued 8,291,704 warrants to purchase Terran Orbital Common Stock consisting, in the aggregate, of approximately 5.0% of Terran Orbital Common Stock on a fully diluted basis as of immediately following the Closing at a strike price of $10.00 per share, redeemable in full at the option of Francisco Partners for $25.0 million in cash on the third anniversary of the Closing Date.

The foregoing description of the Francisco Partners Facility does not purport to be complete and is qualified in its entirety by the full text of each of the FP Note Purchase Agreement, FP NPA Amendment No. 1 and FP NPA Amendment No. 2, which are attached hereto as Exhibits 10.17, 10.18 and 10.19, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note—Domestication and Merger Transaction” in the Original Form 8-K is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Tailwind Two was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Amendment, Terran Orbital has ceased to be a shell company. Accordingly, Terran Orbital is providing the information below that would be included in a Form 10 if Terran Orbital were to file a Form 10. Please note that the information provided below relates to Terran Orbital as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Amendment, or some of the information incorporated herein by reference, contains forward-looking statements. All statements, other than statements of present or historical fact included in or incorporated by reference in this Amendment, regarding Terran Orbital’s future financial performance, as well as Terran Orbital’s business strategy, future operations, financial position, estimated revenues, and losses, projected costs, earning outlooks, prospects, plans and objectives of management are forward-looking statements. When used in this Amendment, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Terran Orbital cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Terran Orbital, incident to its business.

These forward-looking statements are based on information available as of the date of this Amendment, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this and in any document incorporated herein by reference should not be relied upon as representing Terran Orbital’s views as of any subsequent date, and Terran Orbital does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, Terran Orbital’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•

expectations regarding Terran Orbital’s strategies and future financial performance, including Terran Orbital’s future business plans or objectives, anticipated timing and level of deployment of satellites, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, the ability to finance its research and development activities, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of its customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and Terran Orbital’s ability to invest in growth initiatives;

•	the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;

•	anticipated timing, cost and performance of Terran Orbital Earth Observation Solutions’ planned satellite constellation and the ability to successfully deploy and commercialize its business;

•	anticipated timing, cost, financing and development of Terran Orbital’s satellite manufacturing capabilities, including Terran Orbital’s planned new Space Florida Facility;

•	prospective performance and commercial opportunities and competitors;

•	Terran Orbital’s ability to finance its research and development activities;

•	Terran Orbital’s success in retaining or recruiting, or changes required in, Terran Orbital’s officers, key employees or directors;

•	Terran Orbital’s expansion plans and opportunities;

•	Terran Orbital’s ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

•	Terran Orbital’s ability to ability to invest in growth initiatives;

•	Terran Orbital’s ability to deal appropriately with conflicts of interest in the ordinary course of Terran Orbital’s business;

•	the outcome of any legal proceedings that may be instituted against Terran Orbital and others following the Business Combination;

•	the risk that the consummation of the Business Combination disrupts current plans and operations of Terran Orbital;

•	the ability to realize the anticipated benefits of the Business Combination;

•	the possibility of limited liquidity and trading of Terran Orbital’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Terran Orbital may be adversely affected by other economic, business, and/or competitive factors;

•	that Terran Orbital has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements;

•	the possibility that the COVID-19 pandemic, or another major disease, disrupts Terran Orbital’s business;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Terran Orbital’s resources; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 43 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Terran Orbital from time to time with the SEC.

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Terran Orbital assess the impact of all such risk factors its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to Terran Orbital or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Business

Terran Orbital’s business is described in the Proxy Statement/Prospectus in the section titled “Information About Terran Orbital” beginning on page 231, which is incorporated herein by reference.

Risk Factors

The risks associated with Terran Orbital’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors - Risks Related to Terran Orbital’s Business and Terran Orbital Following the Business Combination” beginning on page 43 and are incorporated herein by reference.

The following risk factors are provided to update the risk factors previously disclosed in the Proxy Statement/Prospectus in the section titled “Risk Factors - Risks Related to Terran Orbital’s Business and Terran Orbital Following the Business Combination” beginning on page 43.

Terran Orbital relies indirectly on contracts with U.S. government entities for a substantial portion of its revenues, and its business is concentrated in a small number of primary contracts. The loss or reduction in scope of any one of our primary contracts would materially reduce our revenue.

A substantial portion of Terran Orbital’s revenue is derived from solutions pursuant to subcontracts that are ultimately provided to the U.S. government. For the year ended December 31, 2021, Old Terran Orbital generated approximately 54% of its total revenue in connection with contracts supporting the U.S. government. Terran Orbital expects that U.S. government contracts will continue to be a substantial source of revenue for the foreseeable future. A breach of the underlying contract with government customers or reduction in service to our customers could have a material adverse effect on our business, financial condition and results of operations. The U.S. government may also terminate or suspend these contracts, at any time with or without cause. Although the contracts we provide services under generally involve fixed annual minimum commitments, such commitments, along with all other contracts with the U.S. government, are subject to annual Congressional appropriations and the federal budget process, and as a result, the U.S. government may not continue to fund these contracts at current or anticipated levels. Similarly, contracts in other jurisdictions are also subject to government procurement policies and procedures.

Terran Orbital is an early stage company with a history of losses and may not achieve or maintain profitability.

Old Terran Orbital incurred net losses of $138.9 million and $10.5 million for the years ended December 31, 2021 and December 31, 2020, respectively, and has incurred net losses of approximately $197 million from its inception through December 31, 2021. We expect our operating expenses to increase over the next several years as we scale our operations, increase research and development efforts relating to new offerings and technologies, and hire more employees. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. The likelihood of success of Terran Orbital’s business plan must be considered in light of the substantial challenges, expenses, difficulties, complications and delays frequently encountered in connection with developing and expanding early-stage businesses and the competitive environment in which it operates. The development of the NextGen Earth Observation constellation and related intellectual property involves a substantial degree of risk, is a capital-intensive business and may ultimately fail. If Terran Orbital cannot successfully execute its plan to develop the NextGen Earth Observation constellation, its business will not succeed.

Terran Orbital’s potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of the NextGen Earth Observation constellation, which may not occur. Even if Terran Orbital is able to successfully develop its NextGen Earth Observation constellation, there can be no assurance that it will be commercially successful and become profitable on a sustained basis, if at all. Terran Orbital expects to have quarter-to-quarter fluctuations in revenues, expenses and capital expenditures, some of which could be significant, due to research, development, manufacturing expenses and the investments required to manufacture and launch the NextGen Earth Observation constellation satellites.

We may not be able to convert our orders in backlog or the sales opportunities represented in our pipeline into revenue.

Our backlog consisted of approximately $73.9 million in customer contracts as of December 31, 2021. However, these contracts are cancellable by customers for convenience. If a customer cancels a contract before it is required to pay the last deposit prior to launch, we may not receive all potential revenue from these orders, except for an initial non-refundable deposit which is paid at the time the contract is signed. In addition, backlog includes both funded (firm orders for which funding is authorized and appropriated) and unfunded portions of such contracts, for which work has not been performed. If a contract is unfunded whole or part, and the customer does not obtain funding or appropriation of funding, there is a risk that we may not potential revenue from that portion of the contract.

In addition, backlog is typically subject to large variations from quarter to quarter and comparisons of backlog from period to period are not necessarily indicative of future revenues. Furthermore, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom we have contracted is not guaranteed over time. As a result, the contracts comprising our backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from our backlog estimates. The timing of receipt of revenues, if any, on projects included in backlog could change because many factors affect the scheduling of missions and adjustments to contracts may also occur. The failure to realize some portion of our backlog could adversely affect our revenues and gross margins. Furthermore, the presentation of our financial results requires us to make estimates and assumptions that may affect revenue recognition. In some instances, we could reasonably use different estimates and assumptions, and changes in estimates are likely to occur from period to period. Accordingly, actual results could differ significantly from our estimates.

Management has identified 85 or more programs accounting for over $9 billion in potential revenue and refers to this opportunity as its sales pipeline. Management may fail to convert any or all of these potential opportunities into revenue for a variety of reasons both inside of and outside of management’s control.

Terran Orbital derives a substantial portion of its revenue from Lockheed Martin. If Lockheed Martin changes its business strategy or reduces or eliminates its demand for Terran Orbital’s products and services, Terran Orbital’s business, prospects, operating results and financial condition could be adversely affected.

Lockheed Martin is a significant customer of Terran Orbital and accounts for, and is expected to continue to account for, a substantial portion of Terran Orbital’s consolidated revenue. Lockheed Martin individually represented approximately 50% of Old Terran Orbital’s consolidated revenues for the year ended December 31, 2021. In addition, programs associated with Lockheed Martin represent approximately 56% of our backlog as of December 31, 2021. Future operating results will continue to depend on the success of Terran Orbital’s relationships with Lockheed Martin, including under the SCA (as defined below).

Orders from Lockheed Martin are subject to fluctuation and may be reduced materially or eliminated entirely due to changes in Lockheed Martin’s needs, Terran Orbital not meeting Lockheed Martin’s specifications or price expectations or other factors. Any reduction or delay in sales of products to Lockheed Martin could significantly reduce Terran Orbital’s revenue. Terran Orbital’s operating results will also depend on successfully developing relationships with additional key customers. Terran Orbital cannot assure Lockheed Martin will be retained or that additional key customers will be recruited.

Old Terran Orbital identified material weaknesses in its internal control over financial reporting as of December 31, 2021 and, as a result, Old Terran Orbital has determined that Old Terran Orbital’s disclosure controls and procedures were not effective as of December 31, 2021. If Terran Orbital is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Terran Orbital’s business, stock price and operating results.

In connection with the preparation and audit of Old Terran Orbital’s financial statements, material weaknesses were identified in Old Terran Orbital’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses are as follows:

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Old Terran Orbital did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, it lacked a sufficient number of professionals with an (i) appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) appropriate level of knowledge, training and experience to establish effective processes and controls. Additionally, the limited personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions.

This material weakness in the control environment contributed to the following additional material weaknesses:

•

Old Terran Orbital did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in its financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

•

Old Terran Orbital did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of business performance reviews, account reconciliations and journal entries.

•

Old Terran Orbital did not design and maintain effective controls to address the identification of and accounting for complex revenue transactions, including the proper application of U.S. GAAP related to such transactions. Specifically, it did not design and maintain controls over the accurate recording of progress towards completion on loss contracts, subsequent to initial loss recognition.

•

Old Terran Orbital did not design and maintain effective controls over the accounting for inventory in accordance with U.S. GAAP. Specifically, it did not design and maintain effective controls over complete and accurate inventory costing, appropriate capitalization of inventoriable costs, or classification of inventory between raw materials, work-in-process and finished goods.

These material weaknesses resulted in material audit adjustments to inventory, revenue, cost of sales, research and development and operating expenses, accounts payable and accruals, and property and equipment account balances and disclosures in the consolidated financial statements in prior periods. Additionally, each of the material weaknesses described above could result in a misstatement of substantially all account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Old Terran Orbital did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of their financial statements. Specifically, Old Terran Orbital did not design and maintain:

•	user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel;

•

program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately;

•	computer operations controls to ensure that data backups are authorized and monitored; and

•	testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

The IT deficiencies noted above did not result in a misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

Terran Orbital has begun implementation of a plan to remediate these material weaknesses described above. Those remediation measures are ongoing and include (i) hiring additional accounting and IT personnel to bolster its technical reporting, transactional accounting, internal controls and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing formal controls over segregation of duties; (iii) designing and implementing a formal risk assessment process to identify and evaluate changes in Terran Orbital’s business and the impact on its internal controls; (iv) designing and implementing controls to formally assess complex accounting transactions and other technical accounting and financial reporting matters; (v) designing and implementing formal processes, accounting policies, procedures, and controls supporting Terran Orbital’s financial close process, including completion of business performance reviews, creating standard balance sheet reconciliation templates and journal entry controls; and (vi) designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges, controls over data backups, and controls over program development efforts.

While Terran Orbital believes these efforts will remediate the material weaknesses, Terran Orbital may not be able to complete its evaluation, testing or any required remediation in a timely fashion, or at all. Terran Orbital cannot assure you that the measures it has taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to its material weaknesses in internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. The effectiveness of Terran Orbital’s internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. Any failure to design or maintain effective internal controls over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm Terran Orbital’s operating results or cause it to fail to meet its reporting obligations.

Terran Orbital’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

Terran Orbital has incurred losses during its history, does not expect to become profitable in the near future, and may never achieve profitability. To the extent that Terran Orbital continues to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2021, we had approximately $91 million and $76 million net operating losses (“NOL”) carryforwards in our federal and state tax jurisdictions, respectively.

Under legislation informally known as the Tax Act, as modified by the Cares Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, Terran Orbital’s net operating loss carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. Under Sections 382 and 383 of the Code, Terran Orbital’s federal net operating loss carryforwards and other tax attributes (such as research tax credits) may become subject to an annual limitation in the event of certain cumulative changes in the ownership of Terran Orbital. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Terran Orbital’s ability to utilize its net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. Terran Orbital has not yet determined the amount of the cumulative change in its ownership resulting from the Business Combination or other transactions, or any resulting limitations on its ability to utilize its net operating loss carryforwards and other tax attributes. If Terran Orbital earns taxable income, such limitations could result in increased future income tax liability and its future cash flows could be adversely affected.

Following the consummation of the Business Combination, Terran Orbital has a substantial amount of indebtedness and payment obligations that could affect operations and financial condition and prevent it from fulfilling its obligations under its indebtedness.

Following the consummation of the Business Combination, Terran Orbital has a substantial amount of indebtedness, including debt outstanding under the Francisco Partners Facility and the Rollover Notes as described in the Introductory Note of this Amendment.

Terran Orbital’s substantial indebtedness and payment obligations could have important consequences. For example, it could:

•	make it difficult for it to satisfy obligations to holders of its indebtedness;

•	increase its vulnerability to general adverse economic and industry conditions;

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require the dedication of a substantial portion of cash flow from operations to payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, research and development efforts, and other general corporate purposes;

•	limit flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	place it at a competitive disadvantage compared to competitors that have less debt; and

•	limit its ability to borrow additional funds.

Despite Terran Orbital’s significant leverage, the combined business may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with its significant leverage.

Terran Orbital faces substantial risks associated with its international operations.

Approximately 19% of Terran Orbital’s revenue in 2021 was generated internationally. Terran Orbital’s international operations are headquartered in Torino, Italy, where it also has a manufacturing facility. In addition, Terran Orbital also has an international presence in Oslo, Norway. Terran Orbital also sources supplies from international suppliers. Operating in foreign countries poses substantial risks, including:

•	difficulties in developing products and services that are tailored to the needs of local customers;

•	instability of international economies and governments;

•	changes in laws and policies affecting trade and investment in other jurisdictions, including the United Kingdom’s exit from the European Union;

•	exposure to varying legal standards, including data privacy, security and intellectual property protection in other jurisdictions;

•	difficulties in obtaining required regulatory authorizations;

•	difficulties in enforcing legal rights in other jurisdictions;

•	local domestic ownership requirements;

•	requirements that certain operational activities be performed in-country;

•	changing and conflicting national and local regulatory requirements;

•	foreign currency exchange rates and exchange controls; and

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ongoing compliance with the U.S. Foreign Corrupt Practices Act, U.S. export controls, anti-money laundering and trade sanction laws, and similar anti-corruption and international trade laws in other countries.

Terran Orbital is highly dependent on the services of Marc Bell, its co-founder and Chief Executive Officer, and if Terran Orbital is unable to retain Mr. Bell, as well as attract and retain key employees, qualified management, technical and engineering personnel, Terran Orbital’s ability to compete could be harmed.

Terran Orbital’s success depends, in part, on its ability to retain its key personnel. Terran Orbital is highly dependent on the services of Marc Bell, its Co-Founder, Chairman and Chief Executive Officer. If Mr. Bell was to discontinue his employment with Terran Orbital due to death, disability or any other reason, Terran Orbital would be significantly disadvantaged. We do not maintain “key person” life insurance policies on any of our employees, including Mr. Bell. The unexpected loss of or failure to retain one or more of Terran Orbital’s key employees could adversely affect Terran Orbital’s business.

Terran Orbital’s success also depends, in part, on its continuing ability to identify, hire, attract, train, retain and develop other highly qualified personnel, in particular engineers. Experienced and highly skilled employees and/or personnel with required security clearances as discussed in more detail under “—Terran Orbital is subject to the U.S. Government’s security requirements, including the DoD’s National Industrial Security Program Operating Manual, for its facility and personnel security clearances, which are prerequisites to its ability to perform on classified contracts and work for the U.S. Government” are in high demand and competition for these qualified employees can be intense. Because Terran Orbital’s satellites are based on a different technology platform than traditional LEO satellites, individuals with sufficient training in its technology may not be available to hire, and as a result, Terran Orbital will need to expend significant time and expense training the employees it does hire. Terran Orbital may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect Terran Orbital’s business, including the execution of its global business strategy. Any failure by Terran Orbital’s management team and Terran Orbital’s employees to perform as expected may have a material adverse effect on Terran Orbital’s business, prospects, financial condition and operating results.

Financial Information

The audited financial statements of Old Terran Orbital as of and for the years ended December 31, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The unaudited pro forma combined financial information of Tailwind Two and Old Terran Orbital as of and for the year ended December 31, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Human Capital Resources

The human capital resources of Terran Orbital are described in the Proxy Statement/Prospectus in the section titled “Information About Terran Orbital - Human Capital Resources” beginning on page 242 and that information is incorporated herein by reference. As of March 31, 2022, Terran Orbital had over 330 employees.

Properties

The properties of Terran Orbital are described in the Proxy Statement/Prospectus in the section titled “Information About Terran Orbital - Facilities” beginning on page 244 and that information is incorporated herein by reference. During the first quarter of 2022, Terran Orbital added an additional 60,547 square foot manufacturing facility in Irvine, California and expanded its manufacturing space by an additional 6,000 square feet in Santa Maria, California.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Old Terran Orbital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations (Terran Orbital’s “MD&A”) is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Terran Orbital’s operations expose us to certain market risks. Terran Orbital monitors and manages these financial exposures as an integral part of its overall risk management program.

Interest Rate Risk

Terran Orbital does not have any variable-rate debt or any other material exposure to interest rate risk.

Foreign Currency Risk

Terran Orbital has exposure to the effects of foreign currency exchange rate fluctuations related to the translation of the results of its international operations, which use the Euro to conduct business, into U.S. dollars, and related to foreign currency gains and losses on transactions denominated in currencies other than its functional currency. The effects of translating Terran Orbital’s international operations into U.S. dollars are reflected as a component of accumulated other comprehensive income (loss) in the consolidated balance sheets. Foreign currency gains and losses are reflected in the in the consolidated statements of operations and comprehensive loss and were not material during 2021 or 2020.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Terran Orbital Common Stock immediately following the consummation of the Business Combination on the Closing Date by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Terran Orbital common stock;

•	each of Terran Orbital’s current named executive officers and directors; and

•	all current executive officers and directors of Terran Orbital as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date.

The beneficial ownership of Terran Orbital’s common stock is based on 137,295,455 shares of Terran Orbital’s common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, Terran Orbital believes that all person named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares	% of Ownership
Five Percent Holders:
Beach Point Capital Parties(1)	24,119,581	17.393%
Lockheed Martin Parties(2)	14,725,883	10.608%
Tailwind Two Sponsor LLC(3)	14,044,905	9.800%
Francisco Partners Parties(4)	13,538,381	9.299%
Austin Williams	7,443,113	5.421%

Roland Coelho	7,443,113	5.421%
Directors and Executive Officers:
Marc H. Bell(5)	12,017,340	8.722%
Anthony Previte(6)	11,714,358	8.450%
Marco Villa(7)	6,114,742	4.445%
Gary A. Hobart	241,369	*
Hilary Hageman	0	*
Mathieu Riffel	0	*
Daniel C. Staton(8)(9)	12,772,511	9.270%
James LaChance	220,543	*
Tom Manion	0	*
Richard Y. Newton, III	7,282	*
Tobi Petrocelli	0	*
Douglas L. Raaberg	7,282	*
Stratton Sclavos	1,029,586	*
Directors and executive officers as a group (13 persons)	44,125,014	31.411%

*	Less than 1%
(1)

Represents the common stock held by the following: Beach Point SCF XI LP, a Delaware limited partnership (“SCF XI”), beneficially owns 1,390,784 shares of common stock; Beach Point SCF IV LLC, a Delaware limited liability company (“SCF IV”), beneficially owns 1,121,725 shares common stock; Beach Point SCF Multi-Port LP, a Delaware limited partnership (“SCF Multi”), beneficially owns 2,273,763 shares common stock; BPC Opportunities Fund III LP, a Delaware limited partnership (“Opportunities”), beneficially owns 11,622,718 shares of common stock; Beach Point Select Fund LP, a Delaware limited partnership (“Select”), beneficially owns 3,296,956 shares common stock; Beach Point Securitized Credit Fund LP, a Delaware limited partnership (“Securitized”), beneficially owns 1,515,842 shares of common stock; and Beach Point TX SCF LP, a Delaware limited partnership (“TX”), beneficially owns 1,515,842 shares of common stock. In addition, the following represents warrants exercisable within 60 days of March 30, 2022 held by the following: SCF XI owns 84,530 warrants; SCF IV owns 68,176 warrants; SCF Multi owns 138,195 warrants; Opportunities owns 706,407 warrants; Select owns 200,383 warrants; Securitized owns 92,130 warrants; and TX owns 92,130 warrants. Beach Point Advisors LLC, a Delaware limited liability company (“Fund GP”), is the General Partner or Managing Member of each of the above listed entities (the “Funds) and Scott Klein and Carl Goldsmith are the members of the Fund GP and may be deemed to beneficially own the securities held by the Funds. Notwithstanding the foregoing, the Fund GP, Mr. Klein and Mr. Goldsmith each disclaims beneficial ownership of the securities held by the Funds except to the extent of its or his respective pecuniary interest therein. Beach Point Capital Management LP (“BPCM”), the investment manager of above listed entities, has investment discretion and voting power over the securities owned by the Funds. Beach Point GP LLC (“BPGP”), the General Partner of BPCM, and BPCM may be deemed to beneficially own the securities held by the Funds. Notwithstanding the foregoing, each of BPCM and BPGP disclaims beneficial ownership of all securities held by the Funds. The business address of each entity is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000n, Santa Monica CA 90404.

(2)

Represents the common stock held by Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin”), and Astrolink International LLC, a Delaware limited liability company and an indirectly wholly owned subsidiary of Lockheed Martin (“Astrolink”). Lockheed Martin beneficially owns 786,941 shares of common stock; Astrolink beneficially owns 12,419,066 shares of common stock. In addition, the following represents warrants exercisable within 60 days of March 31, 2022 held by Lockheed Martin: 1,381,951 warrants. The business address of each is c/o Lockheed Martin, 6801 Rockledge Drive, Bethesda, MD 20817.

(3)

Represents the common stock held by Tailwind Two Sponsor LLC, a Delaware limited liability company (“Tailwind Two Sponsor”). Tailwind Two Sponsor beneficially owns 8,025,000 shares of common stock. In addition, Tailwind Two Sponsor holds 7,722,000 private placement warrants of which 6,019,905 are exercisable within 60 days of March 31, 2022. Under the terms of the private placement warrants, Tailwind Two Sponsor has elected that it may not exercise such warrants to the extent such exercise would cause such stockholder, together with its affiliates, to beneficially own a number of common stock which would exceed 9.8%, of the Company’s then outstanding common stock following such exercise. The business address of the Tailwind Two Sponsor is 150 Greenwich Street, 29th Floor, New York, NY 10006. Mr. Philip Krim controls Tailwind Two Sponsor LLC and, as such, shares voting and investment discretion with respect to the securities held by Tailwind Two Sponsor LLC and may be deemed to have beneficial ownership of such securities. Mr. Philip Krim disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)

Represents the common stock held by FP Credit Partners II, L.P., a Cayman Islands limited partnership (“FP Credit II”), and FP Credit Partners Phoenix II L.P., a Cayman Islands limited partnership (“FP Phoenix II”). FP Credit II beneficially owns 5,003,798 shares of common stock. In addition, FP Phoenix II beneficially owns 242,879 shares of common stock.

Represents the following warrants exercisable within 60 days of March 31, 2022 for FP Credit II: 7,907,863. In addition, the following warrants are exercisable within 60 days of the March 31, 2022 for FP Phoenix II: 383,841 warrants.

FP Credit Partners GP II, L.P. is the general partner (the “GP”) of both FP Credit II and FP Phoenix II. FP Credit Partners GP II Management, LLC is the general partner (the “UGP”) of the GP. Francisco Partners Management, L.P. (“FPM”) serves as the investment manager for each of FP Credit II and FP Phoenix II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the shares held, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at FPM with respect to the shares noted above are made by an investment committee. The members of the investment committee may be deemed to have or share beneficial ownership of the shares held by FP Credit II and FP Phoenix II, but each member of the investment committee disclaims beneficial ownership of such shares. The business address of each of FP Credit II, FP Phoenix II, the GP, the UGP, and FPM is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C — Suite 410, San Francisco, CA 94129.

(5)	Includes 70,991 common stock held by Terran Orbital Management Investors LLC, an investment vehicle over which Mr. Bell shares voting and dispositive power.
(6)	Includes 35,495 common stock held by Terran Orbital Management Investors LLC, an investment vehicle over which Mr. Previte shares voting and dispositive power.
(7)	Includes 70,991 common stock held by Terran Orbital Management Investors LLC, an investment vehicle over which Mr. Villa shares voting and dispositive power.
(8)	Includes 53,243 common stock held by Terran Orbital Management Investors LLC, an investment vehicle over which Mr. Staton shares voting and dispositive power.
(9)

Includes 8,133,126 common stock held by Staton Tyvak Family Limited Partnership and 3,000,000 common shares held by Staton Orbital Family Limited Partnership over which Mr. Staton has sole voting and dispositive power.

Directors and Executive Officers

Terran Orbital directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of New Terran Orbital Following the Business Combination” beginning on page 275 and that information is incorporated by reference. Additionally, compensation committee interlocks and insider participation information regarding Terran Orbital’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management of New Terran Orbital Following the Business Combination - Compensation Committee Interlocks and Insider Participation” beginning on page 281 and that information is incorporated herein by reference.

The information set forth under Item 5.02 of this Amendment is incorporated herein by reference.

Executive Compensation

The executive compensation of Old Terran Orbital’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Terran Orbital” beginning on page 265 and under Item 5.02 of this Amendment, and that information is incorporated herein by reference.

Director Compensation

The compensation of Old Terran Orbital’s directors is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Terran Orbital - Director Compensation” beginning on page 273 and under Item 5.02 of this Amendment, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of Terran Orbital are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 286 and in “Note 13 - Related Party Transactions” to the audited financial statements of Old Terran Orbital filed as Exhibit 99.1 hereto, and that information is incorporated herein by reference.

Director Independence

The NYSE listing standards require that a majority of Terran Orbital’s board of directors (the “Board”) be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has determined that each individual member of the Board other than Marc H. Bell, Anthony Previte and Daniel C. Staton are “independent directors” as defined in the NYSE listing standards. In addition, the Board has determined that each individual member of the audit committee meets the financial literacy requirements of the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus in the section titled “Information About Terran Orbital - Legal Proceedings” beginning on page 244, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Dividends

Shares of Terran Orbital’s common stock and Terran Orbital’s warrants began trading on the NYSE under the symbols “LLAP” and “LLAP WS,” respectively, on March 28, 2022, in lieu of the ordinary shares, warrants and units of Tailwind Two. Terran Orbital has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in Terran Orbital’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Terran Orbital’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of Terran Orbital to declare dividends may be limited by the terms of outstanding indebtedness under the Francisco Partners Facility and any other financing or other agreements entered into by it or its subsidiaries from time to time.

Information respecting Tailwind Two’s Class A ordinary shares, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Comparison of Corporate Governance and Shareholder Rights” on page 294 and such information is incorporated herein by reference.

Holders of Record

As of the Closing Date, Terran Orbital had 137,295,455 shares of common stock issued and outstanding, 19,299,960 warrants exercisable for one share of common stock, at a price of $11.50 per share, and 11,055,606 warrants exercisable for one share of common stock, at a price of $10.00 per share. As of the Closing Date, there were 129 holders of record of common stock of Terran Orbital.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 10 - The Incentive Equity Plan Proposal” beginning on page 178, which is incorporated herein by reference. The Incentive Equity Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by Tailwind Two’s shareholders at the extraordinary general meeting on March 22, 2022.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of the Original Form 8-K concerning the issuance and sale by Terran Orbital of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of Terran Orbital’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Terran Orbital Securities” beginning on page 297 is incorporated herein by reference.

Indemnification Agreements

The description of the indemnification agreements entered into by Terran Orbital on March 25, 2022 contained in Item 1.01 of the Original Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Amendment relating to the financial information of Terran Orbital, and to Exhibits 99.1 and 99.2 to this Amendment, all of which are incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable as of the Closing Date.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the section entitled “Introductory Note” of the Original Form 8-K and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Amendment is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Business Combination on the Closing Date, and in accordance with the terms of the Merger Agreement, each executive officer of Tailwind Two ceased serving in such capacities, and Philip Krim, Matt Eby, Chris Hollod, Wisdom Lu, Tommy Stadlen, Boris Revsin and Michael Kim ceased serving on Tailwind Two’s board of directors.

Terran Orbital’s directors and executive officers upon the consummation of the Business Combination on the Closing Date are described in the Proxy Statement/Prospectus in the section titled “Management of New Terran Orbital Following the Business Combination” beginning on page 275 and that information is incorporated by reference.

Effective as of the consummation of the Business Combination on the Closing Date, the standing committees of Terran Orbital’s Board of Directors consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee

(the “Nominating and Corporate Governance Committee”). James LaChance, who is the chairperson of the Audit Committee, was determined by Terran Orbital’s Board of Directors to be qualified as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are described in the Proxy Statement/Prospectus in the section titled “Management of New Terran Orbital Following the Business Combination” beginning on page 275 and that information is incorporated by reference.

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” in Item 2.01 of this Amendment and “Indemnification Agreements” in Item 1.01 of the Original Form 8-K is incorporated herein by reference.

In addition, as disclosed in Item 5.02 of the Original Form 8-K, the Incentive Equity Plan became effective on the Closing Date. The material terms of the Incentive Equity Plan are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 10 - The Incentive Equity Plan Proposal” beginning on page 178, which is incorporated herein by reference.

On March 29, 2022, the Board of Directors of Terran Orbital approved the payment of the following compensation to the non-employee directors of the Company for their service on the Board of Directors of Terran Orbital: (i) an annual cash retainer of  $90,000; (ii) an initial equity retainer of 25,000 restricted stock units with three year vesting from the date of grant; (iii) an annual equity retainer of 17,500 restricted stock units with one year vesting from the date of grant; (iv) an annual cash retainer of $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating and corporate governance committee; (v) an annual cash retainer of $10,000 for other members of the audit committee, $7,500 for other members of the compensation committee and $5,000 for other members of the nominating and corporate governance committee; and (vi) an additional annual cash retainer of $25,000 for Mr. Sclavos for serving as the lead independent director.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Following the closing of the Business Combination, on March 25, 2022, the Board considered and adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of Terran Orbital’s directors, officers and employees. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Amendment and incorporated herein by reference. The Code of Ethics is also available on the investor relations page of Terran Orbital’s website.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, Tailwind Two ceased being a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal No. 1 - The Business Combination Proposal” beginning on page 111 and “Proposal No. 2 - The Domestication Proposal” beginning on page 157, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under 2.01 of this this Amendment, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The audited financial statements of Old Terran Orbital as of and for the years ended December 31, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma combined financial information of Tailwind Two and Old Terran Orbital as of and for the year ended December 31, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of October 28, 2021, by and among the Terran Orbital Corporation, Tailwind Two Acquisition Corp. and Titan Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 28, 2021).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 8, 2022, by and among Tailwind Two Acquisition Corp., Titan Merger Sub, Inc., and Terran Orbital Corporation (incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-261378) filed on February 10, 2022).

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of March 9, 2022, by and among Tailwind Two Acquisition Corp., Titan Merger Sub, Inc., and Terran Orbital Corporation (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 15, 2022).

3.1	Certificate of Incorporation of Terran Orbital Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on March 28, 2022).

3.2	Bylaws of Terran Orbital Corporation (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on March 28, 2022).

3.3	Certificate of Amendment to the Certificate of Incorporation of Terran Orbital Corporation (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed on March 28, 2022).

4.1	Certificate of Corporate Domestication of Tailwind Two Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on March 28, 2022).

4.2	Form of Common Stock Certificate of Terran Orbital Corporation (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on March 28, 2022).

4.3	Warrant Agreement, dated as of March 9, 2021, between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 from the Current Report on Form 8-K filed on March 10, 2021).

4.4	Private Placement Warrants Purchase Agreement, dated October between Tailwind Two Acquisition Corp. and Tailwind Two Sponsor LLC (incorporated by reference to Exhibit 10.3 from the Current Report on Form 8-K filed on March 10, 2021).

4.5	Stock and Warrant Purchase Agreement, dated March 25, 2022, by and among Tailwind Two Acquisition Corp., Terran Orbital Corporation, FP Credit Partners II, L.P., FP Credit Partners Phoenix II, L.P., BPC Lending II LLC and Lockheed Martin Corporation (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed on March 28, 2022).

10.1	Sponsor Letter Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 28, 2021).

10.2	Amendment to Sponsor Letter Agreement, dated as of March 25, 2022, between Tailwind Two Sponsor, LLC, Tommy Stadlen, certain other persons, Tailwind Two Acquisition Corp. and Terran Orbital Corporation (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 28, 2022).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 28, 2021).

10.4	Form of Subscription Agreement (Insider PIPE Investor) (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on October 28, 2021).

10.5	Form of Terran Orbital Holder Support Agreement (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on October 28, 2021).

10.6	Amendment to Terran Orbital Holder Support Agreement, dated as of March 25, 2022, Tailwind Two Acquisition Corp., Terran Orbital Corporation and BPC Lending II LLC (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on March 28, 2022).

10.7	Amendment to Terran Orbital Holder Support Agreement, dated as of March 25, 2022, Tailwind Two Acquisition Corp., Terran Orbital Corporation and Lockheed Martin Corporation(incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on March 28, 2022).

10.8	Investor Rights Agreement, dated October 28, 2021, by and among Terran Orbital Corporation, Tailwind Two Acquisition Corp. and the other parties thereto (incorporated by reference to Exhibit 10.5).

10.9	First Amendment to Investor Rights Agreement, dated as of March 25, 2022, by and among Tailwind Two Acquisition Corp., Terran Orbital Corporation, and other parties thereto (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed on March 28, 2022).

10.10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed on March 28, 2022).

10.11	Investment Management Trust Account Agreement, dated March 9, 2021, between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 from the Current Report on Form 8-K filed on March 10, 2021).

10.12	Registration and Shareholder Rights Agreement, dated March 9, 2021, between Tailwind Two Acquisition Corp. and Tailwind Two Sponsor LLC (incorporated by reference to Exhibit 10.2 from the Current Report on Form 8-K filed on March 10, 2021).

10.13+	Terran Orbital Corporation 2021 Incentive Equity Award Plan (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed on March 28, 2022).

10.14+	Amended and Restated Employment Agreement, dated as of October 23, 2021, by and between Marc Bell and Terran Orbital Corporation (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.15+	Employment Agreement, dated as of March 15, 2021, by and between Anthony Previte and Terran Orbital Corporation (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.16+	Employment Agreement, dated as of March 22, 2021, by and between Marco Villa and Terran Orbital Corporation (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.17	Note Purchase Agreement, dated as of November 24, 2021, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 (File No. 333-261378) filed on November 26, 2021).

10.18	Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 15, 2022).

10.19	Amendment No. 2 to Note Purchase Agreement, dated as of March 25, 2022, by and among Terran Orbital Corporation, the guarantors from time to time party thereto, the purchasers from time to time party thereto and Wilmington Savings Fund Society, FSB, as agent (incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed on March 28, 2022).

10.20#	Second Amended and Restated Strategic Cooperation Agreement, dated as of October 28, 2021, by and among Lockheed Martin Corporation, Terran Orbital Corporation, Tyvak Nano-Satellite Systems, Inc. and PredaSAR Corporation (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-261378) filed on February 10, 2022).

10.21	Amendment No. 7 to Note Purchase Agreement, dated as of March 25, 2022, by and among Terran Orbital Operating Corporation (f/k/a Terran Orbital Corporation), the guarantors from time to time party thereto, the purchasers from time to time party thereto and Lockheed Martin Corporation, as Authorized Representative.

14.1	Code of Business Conduct and Ethics of Terran Orbital Corporation.

21.1	List of Subsidiaries of Terran Orbital Corporation.

99.1	Audited financial statements of Terran Orbital Corporation (Old Terran Orbital) as of and for the years ended December 31, 2021 and 2020.

99.2	Unaudited pro forma combined financial information of Tailwind Two Acquisition Corp. and Old Terran Orbital as of and for the year ended December 31, 2021.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terran Orbital Corporation (Old Terran Orbital).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+	Indicates a management contract or compensatory plan.
#	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION
(Registrant)

By:	/s/ Gary Hobart
Name: Gary Hobart
Title: Chief Financial Officer
Date: March 31, 2022